MSL PROPERTIES
923 N. MAIN STREET
ORANGE, CA 92867
714-771-2390 (FAX) 714-532-3450

Dear Tenant:

Enclosed you will find your fully executed lease agreement. Your account number is # 64-515-01. Please include your account number on all rent payments. If you have any questions or concerns, or the need for additional rental space, feel free to call me at 714-771-2390.

I hope your tenancy with us will be a happy one.

Best Regards,

Valerie Maka

Valerie Maka
Property Manager

MSL PROPERTIES, INC.
923 N. MAIN STREET
ORANGE, CA 92867
(714) 771-2390 * Fax (714) 532-3450

To All Tenants:

We require all tenants to please provide us with your current business phone number, your name, home address, and home phone number of those that have access to your leased address in case of an emergency during the weekends and evenings. Please fill out this form and return or mail it to our leasing office at 923 N. Main Street, Orange, Ca, 92867.

LEASED ADDRESS: 515 N. Smith Ave. Ste. 101 Corona, CA 92880

BUSINESS NAME: ColorStars Group

CURRENT BUSINESS PHONE NUMBER: 951-279-6300

CONTACT PERSON: IVY Huang

HOME ADDRESS:

IRVINE, CA 92603

HOME PHONE NUMBER: 949-981-0830

If there is any other person you would like us to contact in case of an emergency, please list them below.

CONTACT PERSON: Jimmy Chen

HOME ADDRESS: 7621 Stonegate Dr.
Corona, CA 92880

HOME PHONE NUMBER: 909-348-2878

If you have any questions, please contact me at the above phone number. Your prompt attention to this matter is appreciated.

Sincerely,

MSL PROPERTIES, INC.

Valerie Martin

Property Manager

LEASE

THIS LEASE AGREEMENT is made and entered into this 17TH day of JUNE, 2013, by and between SEAWARD RE, L.P. ("Landlord") and COLORSTARS GROUP ("Tenant").

THE PARTIES AGREE AS FOLLOWS:

1. TERM AND RENTAL: Landlord, in consideration of the rents, covenants and agreements hereinafter contained to be paid, kept and performed by Tenant and upon the condition that each and all of said covenants and agreements shall be duly kept and performed by Tenant, does lease to Tenant those certain Premises consisting of a building approximately 3,286 square feet in area, situated at 515 N. SMITH SUITE 101 in the city of CORONA, County of Riverside, State of California ("Premises"). The term of this lease shall be MONTH TO MONTH commencing on the 1ST day of JULY 1, 2013 and ending on JULY 31, 2013, with a total monthly rental sum of $2,136.00, in lawful money of the United States, payable as follows: $1,972.00 PLUS $164.00 CAM CHARGE on JULY 1, 2013, said sum being the rental for JULY 1, 2013 through JULY 31, 2013 and $1,972.00 PLUS $164.00 CAM CHARGE payable monthly in advance on the FIRST day of each and every month commencing with the month of AUGUST 1, 2013 and continuing during the term of this lease. All of said rent shall be paid at 923 N MAIN STREET, ORANGE, CA 92867 and made payable to the Landlord, SEAWARD RE, L.P., or at such other place as from time to time may be designated by Landlord. Any unused rent or deposit shall be held by the Landlord as security for the full performance by Tenant of the terms and conditions of this lease. Upon the expiration of the term of this lease, if Tenant should remain in possession of the Premises with Landlord's consent, then the 1slease agreement shall become a month-to-month tenancy under all of the terms and conditions of the lease agreement.

2. LATE PAYMENT CHARGES. Tenant acknowledges that the late payment to Landlord of rent and any other charge provided for under this lease will cause Landlord to incur costs not contemplated by this lease, the exact amount of such costs being extremely difficult or impractical to fix. Such costs include, but are not limited to, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any encumbrance and notes secured by any encumbrance covering the Premises, or late charges and penalties due to late payment of real property taxes. Therefore, if any installment of rent or any other charge due from Tenant is not received by Landlord within FIVE days when due, Tenant shall pay to Landlord as additional rent an additional sum equal to the greater of $213.60 or 10% of the amount overdue as a late charge for every month or portion thereof that the rent or other charges remain unpaid. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will actually incur by reason of the late payment by Tenant. Acceptance of any late charge shall not constitute a waiver by Landlord of Tenant's default with respect to the overdue amount, and shall not prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other breach by Tenant under this lease. In addition, Tenant acknowledges that this late charge does not in any way modify the fact that the payment of rent is still due and payable on the FIRST day of each month.

3. SECURITY DEPOSIT. Tenant shall deposit with Landlord $2,236.00 as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without interest, to Tenant (or at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof. Said security deposit may be comingled by Landlord with other funds of Landlord, and will not, and shall not, be applied as rent by Tenant. However, upon termination of this lease, Landlord may claim and retain such amount of the security deposit as is authorized by the California Civil Code and the parties expressly agree that said security deposit is made for all of the aforesaid specific purposes.

4. ADDITIONAL RENT. Tenant expressly acknowledges and agrees that all monetary sums and consideration required to be paid by Tenant under this lease agreement, including, but not limited to the monthly rent, late rent charges, taxes, operating expenses, and any other sum, shall be deemed to be additional rent and shall be payable in the same manner as the rent referred to in paragraph 1 of this lease.

5. LANDLORD RE-ENTRY REMEDY. In the event of the failure of the Tenant to so do, or in the event of a breach of any of the other covenants or agreements herein contained on the part of the Tenant to be kept and performed, it shall be lawful for the Landlord to re-enter into and upon said Premises and every part thereof, and to remove all persons and property therefrom, and to repossess and enjoy the Premises; any such re-entry or repossession of said premises by the Landlord or any notice served in connection therewith, shall not operate to release the Tenant from any obligations under this lease, except with the written consent of the Landlord.

6. DEFAULT BY TENANT. If the Tenant shall be in default in the performance of any condition, covenants, or agreements herein contained, or shall abandon or vacate said Premises, besides other remedies or rights of the Landlord, it shall be the option of the Landlord to declare this lease forfeited, and to re-let the said Premises, or any portion thereof, for such rent and upon such terms as the Landlord may see fit.

7. USE. Tenant covenants that the Premises shall, during the terms hereof, be used for LED LIGHTING COMPANY only and said Tenant will not use or suffer to permit any person to use in any manner whatsoever the demised Premises or any part thereof for any purpose or use in violation of the laws of the United States, the State of California, or of the ordinances of the City of CORONA, or the regulations of any Governmental authority, for any immoral or unlawful purpose whatsoever, or for any trade or business that may be disreputable or immoral, nor acts done which will cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by standard form of fire insurance policies. Tenant shall, at his sole cost, comply with any and all requirements pertaining to the use of said Premises, of any insurance organization or company necessary for maintenance of reasonable fire and public liability insurance, covering said building and appurtenances. In the event that acts done in Tenant's business cause an increase in the existing rate of insurance upon the building in which said premises are located, the Tenant will pay all of said increases.

8. COMMON AREA MAINTENANCE. In addition to the base monthly rental amount, Lessee shall pay $164.00 per month for Common Area Maintenance, which includes charges for water and trash pick-up. Tenant will pay for all gas, electricity, any other utilities.

9. INSURANCE. Tenant shall obtain and keep in force during the term of this lease a Commercial General Liability policy of insurance protecting both Tenant and Landlord (Landlord as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than ONE MILLION DOLLARS per occurrence with an "Additional Insured-Managers or Lessors of Premises" endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this lease as an "insured contract" for the performance of Tenant's indemnity obligations under this lease. The limits of said insurance required by this lease or as carried by Tenant shall not, however, limit the liability of Tenant, or relieve Tenant of any obligations under this lease, including the indemnification provisions of paragraph 10. Neither Landlord nor Landlord's agents make any representation that the limits of liability specified to be carried by Tenant under this lease are adequate to protect Tenant. All insurance policies to be obtained by Tenant shall be in companies duly licensed to transact business within the State of California and maintaining during the policy term a "General Policy Holder's Rating" of at lease B+, V, or such other rating as may be required by a lender having a lien on the premises as set forth in the most current issue of "Bests Insurance Guide". Tenant shall not do or permit to be done anything which shall invalidate any insurance policy referred to in this paragraph. Furthermore, Tenant shall cause to be delivered to Landlord certificates evidencing the existence and amounts of such insurance, and failure to do so shall be deemed to be a material breach of this lease agreement. No policy of insurance shall be cancelable or subject to modification except after 30-days prior written notice to Landlord. Tenant will maintain property coverage for full replacement costs for all of Tenant's equipment, stock and any other items Tenant may have in or on Premises.

10. INDEMNIFICATION OF LANDLORD BY TENANT. Tenant hereby agrees to defend (with attorneys acceptable to Landlord comparable with those used by Landlord to defend itself) indemnify and hold harmless Landlord and Landlord's agents, Landlord's master or ground Lessor, if any, partners, employees and lenders from and against any and all damage, loss, liability and expense, including, without limitation, actual attorneys' fees and legal costs, arising from Tenant's use of the Premises, building or surrounding adjacent areas, or the conduct of Tenant's business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, building and/or adjacent area, or incurred directly or by reason of any claim, suit or judgment brought by or on behalf of any person or persons for damage, loss or expense due to, but not limited to, bodily injury or property damage sustained by such person or persons, which arise out of, are occasioned by, or are in any way attributable to the use or occupancy of the Premises, building and/or adjacent areas, the acts or omissions of the Tenant, its agents, employees or contractors, except to the extent caused by the gross negligence or wilful misconduct of Landlord. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this lease.

11. CONDITION OF PREMISES. Tenant shall and hereby does accept the Premises as being in good and sanitary order, condition, and repair and agrees to keep them in same condition as when received, reasonable use and wear thereof, and damage by fire, Act of God, or by the elements excepted.

12. NOTICES. All notices to be given Tenant may be given in writing personally or by depositing same in the United States mail, postage prepaid, and addressed to Tenant at the Premises, whether or not Tenant has departed from, abandoned, or vacated the Premises. Any and all notices to be given by Tenant to Landlord shall be in writing and addressed to Landlord at 923 N. Main Street, Orange, California 92867 or any other address which Landlord may from time to time designate.

13. PARKING. It is understood and agreed by and between the parties hereto that the parking area for the hereinabove described Premises shall be at all times considered a community parking area to be shared and shared alike by various and sundry Tenants, their patrons, guests and invitees. Tenant shall be entitled to a maximum of SIX parking spaces at any time and Landlord assumes no liability for any damage to or by any vehicle parked therein, or for the loss or theft of any article from any vehicle parked therein. Landlord hereby reserves and restricts the use of said parking area for the customers and invitees of Tenant and other tenants in said building. Tenant agrees that all parking areas will be used only for parking purposes as described above and for no other purposes, and specifically not for use as a storage area nor as a place to sell cars or other items. Tenant agrees not to conduct any group meetings on the Premises which will result in the use of off-street parking spaces in excess of those allotted in this Paragraph or excessive on-street parking spaces thereby resulting in undue parking interference with any other tenant in this building. Landlord may, in Landlord's sole opinion and judgment, modify the parking lot to provide for reserved and/or designated parking. Said reserved or designated parking may include, but not be limited to, allowing a specific tenant or tenants to have designated parking spaces for that tenant or tenant's employees, or for that tenant's guests, or for use only by the general public. Landlord's rights also include the ability to designate reserved parking or issue restricted parking to particular tenants only and to refuse to grant such rights or restrictions to other tenants, all in Landlord's sole opinion and judgment.

14. PARKING LOT. Tenant covenants that Tenant will not use more than the parking spaces designated for Tenant's use pursuant to this lease. Tenant agrees that landlord shall have the absolute right to tow away vehicles, trucks or other means of transportation which are:

(1) Parked for a period of forty-eight (48) hours or more with one, or more, flat or removed tires;

(2) Appears to be abandoned in the sole discretion of Landlord or Landlord's property management agent.

Despite any of the above, it is agreed that no detached semi-trailers, recreational vehicles, or boats shall be parked upon any parking facilities under the control of Landlord. Tenant hereby grants to Landlord the absolute right to remove any detached semi-trailer, recreational vehicle, or boat belonging to Tenant and parked upon facilities under Landlord's control. Tenant shall not place or park or allow to be placed or parked any vehicles with "For Sale" signs thereon. Tenant shall be strictly and completely responsible and liable for any and all damage caused to Landlord's property as

a result of Tenant's acts, whether they be negligent or non-negligent. Said damage shall include, but not be limited to, parking lot damage from car or truck oil, sinking of trailer hitches into asphalt, sinking of any part of vehicle, truck, or other personal property into asphalt, and damage to any portion of the Premises or property owned by Landlord. Tenant agrees that there shall be no automobile or engine repair work and/or washing done in the building or parking lot. Tenant agrees to observe all regulations establishing the no parking areas.

15. SIGNS. It is further understood and agreed that any and all signs which Tenant may wish to erect or attach to its portion of the Premises shall be approved by Landlord in writing before such sign is installed thereon.

16. TRASH REMOVAL. Tenant further agrees that he shall keep said Premises and parts appurtenant thereto in a neat, clean and wholesome condition and agrees that no dry goods boxes, garbage cans, rubbish, papers, waste, material or anything else that may be deemed objectionable by Landlord will be allowed to accumulate in or about the Premises or parts appurtenant thereto.

17. ASSIGNMENT OF LEASE. Tenant shall not assign this lease or any interest therein, and shall not sub-let the Premises or any part thereof, or suffer any other person (the agents and servants of Tenant excepted) to occupy or use the Premises, or any portion thereof, without the written consent of Landlord first had and obtained, which will not be unreasonably withheld by Landlord, and a consent to one assignment, sub-letting, occupation or use shall not be deemed to be a consent to any subsequent assignment, sub-letting, occupation or use by another person. This lease shall not, nor the interests therein, be assignable, as to the interest of Tenant, by operation of law, without the written consent of Landlord. Each of the covenants and conditions herein contained shall, subject to provisions as to assignments, apply to and bind successors and assigns of all the parties hereto; all of the parties hereto shall be jointly and severally liable hereunder. No assigning or subletting shall relieve the original tenant of any liability or responsibility for the performance of any of the terms of the lease agreement, including the payment of rent or performance of hazardous material restrictions and that the original tenant shall remain fully liable, without requirement of prior notice or demand, as a guarantor of the subtenant or sublessee. In addition, any further or subsequent reassignment or resubletting of the Premises shall not relieve any prior assignor or sublessor from their continuing liability.

18. TERMINATION. A 30-DAY written notice is required to terminate the lease agreement. Tenant agrees that on the last day of the term of this lease, or sooner termination, will call the Landlord to schedule a walk-thru, giving the keys to the Landlord peaceably and quietly, leaving same in good order, condition and repair, reasonable wear and tear excepted, and the demised Premises shall then become and be the property of the Landlord.

19. MAINTENANCE. It is further agreed and understood that the Tenant will maintain, at his expense, all heating and air conditioning equipment installed by Tenant and all other interior improvements made by Tenant and replacement of all light bulbs or flourscent tubes. Landlord agrees to repair any roof leaks which may be reported by Tenant but will not be responsible for any damage

done to goods or other property located within the building even if said damage is determined to have been caused by roof leaks which Landlord has failed to repair.

20. ATTORNEYS FEES. In case suit shall be brought for an unlawful detainer of the demised Premises, for the recovery of any rent due under the provisions of this lease, or because of the breach of any other covenant herein contained, on the part of Tenant to be kept or performed, Tenant shall pay to Landlord in addition to the costs of such litigation, a reasonable attorney's fee which shall be fixed by the court.

21. JURY WAIVER. Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with this lease, the relationship of Landlord and Tenant. Tenant's use or occupancy of the Premises or any claim of injury or damage or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

22. SUBLEASES. The voluntary or other surrender of this lease by Tenant or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing sub-lease or sub-tenanacies, or may at the option of Landlord, operate as an assignment to him or any or all such sub-leases or sub-tenancies.

23. CONDEMNATION. If the demised Premises, or any substantial part thereof, shall be taken in any proceeding by the public authorities by condemnation or otherwise, or be acquired for public or quasi-public purposes, this lease shall terminate forthwith, in which case ay unearned rent shall be refunded to the Tenant and properties securing payment of rent released to Tenant. In the event of a condemnation or taking by a public or quasi-public entity the Tenant shall not be entitled to receipt of any compensation of any nature received by Landlord from any public or quasi-public entity based upon the condemnation, eminent domain, or taking.

24. NOISE. It is understood and agreed that in the event Tenant creates or causes to be created excessive, unusual or strident noises such as would reverberate and extend unreasonably to the tenants in the adjoining work areas, Tenant shall, at Tenant's expense, upon notice from Landlord, take such steps as Landlord may direct to eliminate and/or subdue said excessive noise.

25. DELIVERY OF PREMISES. If Landlord, due to construction or improvements on the Premises, or for any other reason, cannot deliver possession of said Premises to Tenant at the commencement of said term, the lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; but there shall be a proportionate deduction of rent covering the period between the commencement of said term and the time when Landlord can deliver possession. However, in the event that said delay shall not be corrected for a period of FIVE days, this lease shall terminate forthwith.

26. DAMAGE TO GOODS. Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for damage to the goods, wares, merchandise,

fixtures, equipment, or improvements of Tenant, in, upon or about said Premises caused by the bursting or leaking of any gas, water, or steam pipes, plumbing or sewage, air conditioning units or heating units, or by the overflow of any tank, closet or cistern, and for any damage or injury to persons on or about said Premises, leaks from walls or roof, and for any damage or injury arising from any other cause, and Tenant will hold Landlord exempt and harmless from any damage or injury to any person, including Tenant or to the goods, wares, merchandise, fixtures, equipment, or improvements of any person, including Tenant, arising from the use of the premises by Tenant, or from any act or neglect of any occupant or owner of adjacent or contiguous property, or from the failure of Tenant to keep the demised Premises in good condition and repair as herein provided. Tenant hereby agrees to pay for all labor performed and materials used or furnished to Tenant at any time or any contractor employed by Tenant at any time during the term of this lease or extensions thereof; and to hold Landlord and the demised Premises harmless and free from any liens, claims, encumbrances or judgements created or suffered by Tenant and from any and all liability, penalties, losses, damages, costs and expenses, causes of action, claims, or judgments arising from the injury to persons of any nature occasioned by any act or omission of Tenant or of his employees, agents, servants, sub-tenants or contractors, and growing out of the occupancy of the demised premises. Without limiting or qualifying the foregoing provisions, it is hereby agreed that Tenant shall notify Landlord immediately, in writing, of any damage or injury to any building or to any appurtenances to any building on the demised Premises, or to the sidewalk or curb abutting thereon, and of any other condition arising upon or in connection with the demised Premises or appurtenances thereto, which may expose Tenant or Landlord to public liability.

27. TAXES ON ADDITIONS. If during the term of this lease, the City or County Assessor should assess against the real property of the Landlord or any part of any other installations made by Tenant in connection with the operation of Tenant's business, the Tenant hereby agrees to pay as additional rent to the Landlord for each year of the term of the within lease such sums as may be attributable to any of the above in increased taxes.

28. ODORS. It is understood and agreed that in the event Tenant creates or causes to be created excessive, unusual, or any type of odors such as would extend unreasonably to the tenants in the adjoining work areas, Tenant shall, upon notice from Landlord, immediately eliminate or subdue said odors so they are not unreasonably offensive to the adjoining work areas.

29. VIBRATIONS. It is understood and agreed that in the event Tenant creates or causes to be created vibration which unreasonably reverberates to the tenants in the adjoining work areas, Tenant shall upon notice from Landlord, immediately eliminate said vibrations so they do not unreasonably reverberate to the adjoining work areas.

30. TENANT INFORMATION. The current home address of Tenant or Tenant's agent is 7621 STONEGATE DRIVE, CORONA, CA 92880. The current home phone number for Tenant or Tenant's agent is 909-348-2878. Tenant or Tenant's agent hereby agrees that should his home address or home phone number change from those given above, that he will immediately notify Landlord in writing and provide Landlord with a new home address and phone number for Tenant or Tenant's agent, as the case may be.

31. ALTERATIONS AND ADDITIONS. Tenant shall not make, or cause to be made, any alterations, additions or improvements without the prior written consent and approval of Landlord. Tenant shall pay all costs of any alterations or additions, and shall keep the leased Premises and the improvements thereon free and clear of mechanic's liens. Tenant shall indemnify Landlord against and save Landlord harmless from any and all mechanic's liens, stop notices or claims of liens and all attorney's fees, costs and expenses which may accrue, grow out of, or be incurred by reason or on account of any such lien or claims of lien. Tenant agrees that any heating and/or air conditioning units installed by Tenant shall become part of the building not subject to removal by Tenant without Landlord's written consent. Tenant fully acknowledges that Landlord has no obligation to compensate Tenant for improvements that Tenant may make to the Premises. Furthermore, Tenant is fully aware that this lease is a MONTH TO MONTH lease and that Tenant's improvements on said premises do not give Tenant any right or claim to remain on the Premises for any period longer than is stated within this lease and that any or all improvements made by Tenant shall, at the option of Landlord, remain as part of Landlord's Real Property unless otherwise provided by separate written agreement.

32. POSTING NOTICES. Landlord shall, at all times, have the right to post and to keep posted on the leased Premises such notices provided for under or by virtue of the laws of the State of California for the protection of the leased premises including but not limited to mechanic's liens or liens of a similar nature.

33. NO OUTSIDE STORAGE. There shall be no storage of any kind of material on the outside of the building herein described, unless Landlord gives written consent thereto.

34. VANDALISM. Tenant agrees that if Tenant's Premises are broken into, vandalized, burglarized or damaged, Tenant shall be responsible for making and paying for all repairs to the Premises as a result of said break-in, vandalisms, burglaries or damage. Said obligation on Tenant's part shall include, but not be limited to, the structural part of the Premises located within the walls of the Premises as well as the structural part of the Premises located on what is commonly referred to as the outer portion of the walls or entry and exitways, including doors and windows.

35. "AS IS CONDITION". Tenant agrees that his, her or its failure to notify Landlord in writing and within five (5) days of occupying the Premises of any problems and/or objections to the Premises constitutes an acknowledgment by Tenant that the Premises are in good condition.

36. LOCKS. Since the leased Premises were last occupied by a tenant the locks have not been changed and keys to the locks in the doors may have been in the possession of various real estate brokers and salesmen, construction personnel, and prospective tenants. Therefore, it is agreed and understood that Tenant will at his sole expense change all locks on all doors to the Premises.

37. FORKLIFT. It is agreed that Tenant will not at any time use a forklift on the Premises, except if equipped with pneumatic or inflated tires.

38. HAZARDOUS MATERIALS. Tenant warrants and represents that Tenant shall not use the Premises or adjoining outside or common areas during the term of this lease, or any extensions thereof, for the purpose of generating, manufacturing, refining , producing, storing, handling, transferring, processing or transporting of Hazardous Waste Materials, as defined below, in contravention of any Hazardous Waste Law. "Hazardous Materials", as defined below, shall include but not be limited to substances defined as "hazardous substances", "hazardous materials", or "toxic substances" in the Comprehensive Environmental Responses, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601 et seq.; the Hazardous Materials Transportation Act. 49 U.S.C. 6901 et seq.; and those substances defined as "hazardous wastes" in Section 25117 of the California Health and Safety Code or as "hazardous substances" in Section 25316 of the California Health and Safety Code; and in the regulations adopted, published and/or promulgated pursuant to said laws.

If at any time during the term of this lease, or any extensions thereof, Hazardous Materials are discovered on the Property or any part thereof, in violation of any Hazardous Waste Law, Tenant at Tenant's sole cost and expense, shall remove such Hazardous Materials from the Property in accordance with the requirements of the appropriate governmental entity. In addition to all other rights and remedies of Landlord hereunder, if such Hazardous Materials are not immediately removed (and in no cases longer than (60) days) after Landlord or its agents discover such Hazardous Materials, Landlord, in its sole discretion, may pay to have same removed and Tenant shall reimburse Landlord as additional rent within five (5) days of Landlord's demand for payment. Tenant shall indemnify and hold Landlord harmless from and against all loss, damage, liability (including all foreseeable and unforeseeable consequential damages) and expenses (including without limitation, the cost of any required cleanup of the Hazardous Materials and all attorney's fees, expenses and administrative penalties, if any incurred by Landlord in connection therewith) which Landlord may sustain as a result of the presence of or cleanup of Hazardous Materials on the Property in violation of any Hazardous Waste Law.

Landlord , or its authorized agent, upon reasonable notice to Tenant, shall have continuing access to the Property and all portions thereof, to inspect and test the Premises to ensure tht appropriate procedures are being observed in compliance with all Hazardous Waste Law.

Upon the expiration of the lease or any extension thereof, or a breach thereof by Tenant or Tenant's vacation of the Premises, Landlord reserves the right to require Tenant, at Tenant's sole cost and expense, to obtain and deliver to Landlord a Site Assessment (Environmental Audit) covering the Property prepared by a qualified independent environmental consultant showing no hazardous substances or waste on the Premises and any necessary negative declarations or Certificate of Compliance from any or all appropriate governmental entities having jurisdiction over the Property or the hazardous substances thereon. If Landlord requests such certifications provided for above from Tenant, Tenant shall be deemed a holdover tenant and the rental obligation under the lease shall continue in full force and effect until such certifications have been provided to Landlord. As used in this Paragraph, the terms Property and Premises shall be given the broadest interpretation to cover not only the leased interior of the Premises, but also the adjoining common areas, and the ground underneath.

39. GENDER, NUMBER AND TENSE CLARIFICATION. It is understood and agreed that all words used herein in the singular number shall include the plural, and the present tense shall include

the future, and although the Tenant and Landlord are referred to throughout this instrument in the neuter gender, the masculine gender, if, as, and when used, shall include the feminine and neuter.

40. SEVERABILITY. The invalidity or unenforceability of any provision of this lease, as determined by a court of competent jurisdiction shall in no way affect the validity or enforceability of any other provision of this lease.

41. PETS. Tenants shall not bring or cause to be brought onto or about the premises, and shall not allow or permit others to bring onto or about the premises, any animals or pets. The term pet shall be used in its broadest sense and includes animals that may be denominated as mascots, or guard/security/protective animals.

42. ALARM EQUIPMENT. Any alarm equipment which may be in the premises is not provided by the Landlord and would have been installed by a prior tenant. Landlord does not know if such equipment is operational. If Tenant uses any alarm equipment which has been left in the premises, he does so at his own risk and any costs for repair or maintenance of this equipment will be the sole responsibility of Tenant.

43. WAIVERS. No waiver by Landlord of the default or breach (including but not limited to the failure to timely pay rent) of any term, covenant or condition hereof by Tenant, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent default or breach by Tenant of the same or of any other term, covenant, or condition hereof. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlords consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of any estoppel to enforce the provision or provisions of the lease requiring such consent. Regardless of Landlord's knowledge of a default or breach at the time of accepting rent,, the acceptance of rent by Landlord shall not be a waiver of any preceding default or breach by Tenant or any provision thereof, other that the failure to Tenant to pay the particular rent so accepted. Any payment given Landlord by Tenant may be accepted by Landlord on account of monies or damages due to Landlord, notwithstanding any qualifying statements or conditions make by Tenant in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.

44. COMPLETE AGREEMENT. Tenant and Landlord both agree that this written agreement shall constitute the full and complete agreement between the parties hereto, and that there are no other agreements and/or representations, whether they be oral or written, made between the parties hereto at any time. This lease agreement can only be modified by a writing signed both by Landlord and Tenant and not by any claims of any oral modifications or conduct.

IN WITNESS WHEREOF, Landlord and Tenant, having acknowledged good and valuable consideration, each to the other, for all the terms, conditions and provisions of this instrument, have executed this lease after fully examining all terms and conditions thereof and on this day and year first above written, do hereby execute their names to this agreement.

______________________	______________________
BY: WEI-RUR CHEN	BY:______________________
Title President	Title______________________
TENANT	LANDLORD

____

BY:______________________

Title:______________________

TENANT